UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2016

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code    (913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 7, 2016, Seaboard Foods LLC and Seaboard Foods of Iowa, LLC, wholly-owned subsidiaries of Seaboard Corporation (collectively, “Seaboard Foods”), and Woodford Creek Farms LLP (“Woodford”) completed the previously reported acquisitions of certain assets and certain liabilities of Christensen Farms & Feedlots, Inc. (“CFF”) and Christensen Farms Midwest, LLC (collectively with CFF, “Christensen”), including Seaboard Foods’ acquisition of a portion of Christensen’s hog inventory, a feed mill, truck washes, certain hog farms in Colorado and related assets for approximately $71.9 million and Woodford’s acquisition of certain hog farms in Iowa for approximately $75.8 million.

The foregoing is a summary and does not purport to be a complete description of all terms and conditions of the asset purchase agreement, as amended, by and among the parties and the other agreements entered into in connection with the previously disclosed acquisitions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE: February 8, 2016

Seaboard Corporation

by	/s/ Robert L. Steer
Robert L. Steer, Executive Vice President,
Chief Financial Officer